UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):	April 23, 2020

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY		14075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(716) 926-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2020 Annual Meeting, held on April 23, 2020,  shareholders approved the following Board of Director’s proposals:

Proposal I – the election of Michael A. Battle,  James E. Biddle, Jr.,  Jody L. Lomeo, and Nora B. Sullivan as directors for a term of three years.

Proposal II – approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.

Proposal III - the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2020 Annual Meeting:

Proposal I: Election of Directors

Michael A. Battle

FOR: 2,286,439

WITHHELD: 1,306,049

BROKER NON-VOTES: 595,538

James E. Biddle, Jr.

FOR: 3,442,709

WITHHELD: 149,779

BROKER NON-VOTES: 595,538

Jody L. Lomeo

FOR: 2,750,392

WITHHELD: 842,096

BROKER NON-VOTES: 595,538

Nora B. Sullivan

FOR: 3,242,391

WITHHELD: 350,097

BROKER NON-VOTES: 595,538

Proposal II: The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 3,350,749

AGAINST: 99,628

ABSTAIN: 142,111

BROKER NON-VOTES: 595,538

Proposal III: Ratification of the appointment of Crowe LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2020:

FOR: 4,121,839

AGAINST: 25,485

ABSTAIN: 40,702

The following directors also continued their terms in office following the 2020 Annual Meeting:

Robert G. Miller, Jr.

Kimberley A. Minkel

David J. Nasca

Christina P. Orsi

David R. Pfalzgraf, Jr.

Michael J. Rogers

Oliver H. Sommer

Thomas H. Waring, Jr.

Lee C. Wortham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

April 24, 2020	Evans Bancorp, Inc.
By: /s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer